Exhibit 14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus/Proxy Statement for Jefferson Pilot Variable Fund, Inc.—S&P 500 Index Portfolio and Lincoln Variable Insurance Products Trust—Core Fund and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Lincoln Variable Insurance Products Trust—S&P 500 Index Fund and to the incorporation by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust of our report dated February 10, 2006 on the financial statements and financial highlights of the Core Fund of Lincoln Variable Insurance Products Trust included in the 2005 Annual Report to shareholders.

We also consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information with respect to the Core Fund of Lincoln Variable Insurance Products Trust dated May 1, 2006, in the Registration Statement
(Form N- 1A) ( Post- Effective Amendment No. 19 to File No. 33-70742; Amendment No. 21 to File No. 811-08090) of Lincoln Variable Insurance Products Trust, which are incorporated by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 12, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Jefferson Pilot Variable Fund, Inc.—S&P 500 Index Portfolio and Lincoln Variable Insurance Products Trust—Core Fund (“Combined Proxy Statement and Prospectus”), and to the incorporation by reference of our report dated February 10, 2006 on the financial statements and financial highlights of Jefferson Pilot Variable Fund, Inc. S&P 500 Index Portfolio (a portfolio in the Jefferson Pilot Variable Fund, Inc.) as of December 31, 2005, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Lincoln Variable Insurance Products Trust.

We also consent to the references to our firm under the caption “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated February 10, 2006, with respect to the financial statements of Jefferson Pilot Variable Fund, Inc. included in its Annual Report dated December 31, 2005 in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A No. 2-38679) of Jefferson Pilot Variable Fund, Inc. (Form N-1a, No. 811-04161), as filed with the Securities and Exchange Commission on April 27, 2006, which is incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Lincoln Variable Insurance Products Trust.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 12, 2006